UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2023, Holden Hills GP, L.L.C., a Texas limited liability company, as the general partner (General Partner), Stratus Properties Operating Co., L.P., a Delaware limited partnership, as the sole Class A limited partner (Class A Limited Partner), both wholly-owned subsidiaries of Stratus Properties Inc. (Stratus), and Bartoni, LLC, an unrelated equity investor, as the sole Class B limited partner (Class B Limited Partner) entered into an amended and restated limited partnership agreement (Partnership Agreement) of Holden Hills, L.P. (Partnership) and other related agreements for the development of Holden Hills (Holden Hills Project).

The Holden Hills Project is Stratus’ final large residential development within the Barton Creek community in Austin, Texas, consisting of 495 acres and designed to feature 475 unique residences. The Holden Hills Project is planned to be developed in two phases:

•Phase I is expected to consist of 337 luxury residence sites to be developed in nine distinct communities or “pods,” and 12 single-family platted home sites or “estate lots,” and includes related amenities and infrastructure. Phase I also includes the Tecoma Improvements, described below.
•Phase II is expected to consist of 63 luxury residence sites to be developed in five distinct communities or “pods,” and 63 single-family platted home sites or “estate lots,” and includes related amenities and infrastructure.

The luxury residences are expected to range in size from 2,000 square feet to 4,600 square feet. The estate lots are expected to range in size from 0.9 acres to 2.7 acres.

The Partnership may sell the developed pods and estate lots, or may elect to build and sell, or build and lease, homes on some or all of the pods and estate lots, depending on financing and market conditions. Pods and estate lots may also be acquired from the Partnership by a limited partner for further development under procedures approved by the partners.

Pursuant to the Partnership Agreement, the partners are required to make the following initial capital contributions to the Partnership: (i) The Class A Limited Partner is required to contribute the Holden Hills land and related personal property at an agreed value of $70 million and (ii) The Class B Limited Partner is required to contribute $40 million in cash. Immediately following the Class B Limited Partner's initial capital contribution, $30 million of cash will be distributed by the Partnership to the Class A Limited Partner. Further, the Partnership will reimburse the Class A Limited Partner for certain initial project costs of approximately $5.3 million. As a result of these transactions, Stratus will hold, indirectly through its wholly-owned subsidiaries, a 50% equity capital interest in the Partnership, and the Class B Limited Partner will hold the remaining 50% equity capital interest in the Partnership. Stratus’ potential returns on its equity investment in the Partnership may increase above its relative equity interest as negotiated return hurdles are achieved.

In addition to each partner’s initial capital contribution, upon the call of the General Partner from time to time, the Class A Limited Partner and the General Partner, together, are obligated to make capital contributions up to an additional $10 million, and the Class B Limited Partner is also obligated to make capital contributions up to an additional $10 million for working capital requirements of the Partnership and development and construction of the Holden Hills Project. Stratus guaranteed the General Partner and Class A Limited Partner’s obligation to make additional capital contributions up to $10 million. Similarly, an affiliate of the Class B Limited Partner guaranteed the Class B Limited Partner’s additional capital contributions up to $10 million.

The initial and potential additional equity contributions described above are projected to constitute a sufficient amount of equity capital to develop both Phase I and Phase II of the Holden Hills Project. The construction of homes on the pods or estate lots would require additional capital. The Partnership is in the process of finalizing a three-year $26.1 million construction loan, guaranteed by Stratus, for the development of Phase I.

In connection with entering into the Partnership Agreement, the Class A Limited Partner and the Partnership entered into a development agreement (Development Agreement) that provides that, as part of Phase I, the Partnership will construct certain street, drainage, water, sidewalk, electric and gas improvements in order to extend the Tecoma Circle roadway on Section N land owned by Stratus from its current terminus to Southwest Parkway, estimated to cost approximately $14.7 million (the Tecoma Improvements). The Tecoma Improvements will enable access and provide utilities necessary for the development of both the Holden Hills Project and Section N. Section N is Stratus’ wholly-owned approximately 570-acre tract located along Southwest Parkway in the southern portion of the Barton Creek community adjacent to Holden Hills. Pursuant to the Development Agreement, Stratus will reimburse the Partnership for 60% of the costs of the Tecoma Improvements. The Class A Limited Partner has posted standby letters of credit with the City of Austin under Stratus’ revolving credit facility with Comerica Bank totaling approximately $11.0 million as fiscal security for completion of certain infrastructure improvements benefiting the Holden Hills Project, and has agreed to leave such fiscal security in place until the improvements are completed.

The General Partner has the authority to manage the Partnership’s business, subject to approval rights given to the partners for specified “Major Decisions,” including but not limited to:

•project and operating budgets, the business plan, and amendments thereto;
•sales, leases or transfers of any portion of the Holden Hills Project to any partner, affiliate of any partner, or to any unaffiliated third party other than as contemplated in the business plan;
•payments, transactions or agreements between the Partnership and any partner or its affiliates not already approved;
•incurring any debt, mortgage or guaranty;
•capital calls in excess of the initial capital commitment and potential additional $10 million capital commitment of each limited partner; issuance or redemption of Partnership interests; or admitting a new partner;
•direct or indirect transfer of the General Partner or Class A Limited Partner’s interest in the Partnership, except for certain carve-outs including Stratus stock transfers and beneficial ownership changes, and for any transfers in connection with mergers, reorganizations, sales of all or substantially all assets or similar transactions of or by Stratus; and
•direct or indirect transfer of the Class B Limited Partner’s interest in the Partnership, except for permitted assignments as described in the Partnership Agreement.

A “Deadlock” may be declared by any partner if any limited partner does not approve any two Major Decisions proposed by the General Partner within any 12-month period. Determinations of the Partnership regarding whether to assert, defend, or settle claims, and the terms of such claims, under any agreement between the Partnership and affiliates of Stratus are determined on behalf of the Partnership by the Class B Limited Partner.

Pursuant to the Partnership Agreement’s buy-sell provision, prior to the third anniversary of the effective date of the Partnership Agreement, the buy-sell can be triggered only if there is a Deadlock. On or after the third anniversary, any partner can initiate the buy-sell at any time by written notice to the other partner, specifying the buyout price.

The Partnership interests are subject to substantial restrictions on direct and indirect transfers under the Partnership Agreement and applicable law. Generally, direct and indirect transfers other than to specified permitted transferees require partner consent and such transfer is subject to a right of first refusal by the non-transferring partners. Removal of the General Partner is limited to “cause” as described in the Partnership Agreement.

The Partnership has agreed to pay the General Partner a development management fee of 4.0% of certain construction costs for Phase I. The Partnership has also agreed to pay the General Partner an asset management fee of $150 thousand per year, starting 15 months after construction starts on the project, payable from available cash flow after debt service. Before construction is completed for single-family estate lots within the Holden Hills Project, the Partnership will enter into an exclusive listing agreement, pursuant to which a Stratus affiliate will list and sell such single-family estate lots, subject to procedures approved by the partners.

The partners have approved an initial business plan for the Holden Hills Project, and project and operating budgets, each through December 31, 2023. The General Partner will annually prepare and deliver to the other partners a proposed business plan and annual budgets, subject to approval of the partners. Expenditures that would result in certain overages with respect to the approved annual project budget and operating budget are subject to approval of the partners. The business plan includes rights of first refusal in favor of the Class B Limited Partner for sale of a pod to a third party.

In connection with the formation and initial capitalization of the Partnership, Comerica Bank will release the Holden Hills property from the collateral pool for Stratus’ Comerica Bank revolving credit facility and the borrowing base under the facility will be reduced from $60.0 million to $52.4 million, pursuant to the terms of the loan agreement.

The foregoing summary of the Partnership Agreement, the Development Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement and Development Agreement, copies of which will be filed as an exhibit to Stratus’ Annual Report on Form 10-K for the year ended December 31, 2022.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the development plans for the property including the potential sizes of the residences and estate lots, future plans with respect to the developed pods and estate lots, the sufficiency of equity financing for the project, and the partnership’s ability to complete construction financing. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to execute profitably on its development plan for Holden Hills, the availability and terms of debt financing for the development of Holden Hills, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on its anticipated schedule and at prices its Board of Directors considers acceptable, changes in the demand for real estate in the select markets in Texas where Stratus operates, changes in economic, market, tax and business conditions, including increases in inflation and interest rates, supply chain constraints, tightening bank credit, increases in operating and construction costs, including real estate taxes and the cost of building materials and labor, environmental risks, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each filed with the Securities Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer and
Principal Accounting Officer)

Date: February 6, 2023